Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(493,902,630)
Unrealized Gain (Loss) on Market Value of Futures	171,411,150
Dividend Income	133,324
Interest Income	427,096
ETF Transaction Fees	36,000
Total Income (Loss)	$(321,895,060)

Expenses
General Partner Management Fees	$1,174,775
Professional Fees	214,378
Brokerage Commissions	666,243
Non-interested Directors' Fees and Expenses	19,227
Prepaid Insurance Expense	8,268
NYMEX License Fee	39,159
SEC & FINRA Registration Expense	27,583
Total Expenses	$2,149,633
Net Income (Loss)	$(324,044,693)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/16	$3,122,069,753
Additions (102,400,000 Shares)	924,549,338
Withdrawals (12,600,000 Shares)	(121,085,040)
Net Income (Loss)	(324,044,693)

Net Asset Value End of Month	$3,601,489,358
Net Asset Value Per Share (373,000,000 Shares)	$9.66

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612